Exhibit 23.2

                        CONSENT OF DELOITTE & TOUCHE LLP


           We consent to the use in this Registration Statement of CFI ProServices, Inc., dba Concentrex Incorporated on Form S-1 of our report dated
February 5, 1999, with respect to the financial statements of ULTRADATA Corporation for the year ended December 31, 1998 appearing in the Prospectus which is part of the Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP





San Jose, California
November 9, 1999